Exhibit 11

                 Aquila Biopharmaceuticals, Inc.
         Statement of Computation of Earnings Per Share
                For the Years Ended December 31,


                                        1997        1996        1995
                                        ----        ----        ----
Basic
-----
Net income/(loss) for basic
  earnings per common shares         $ 925,516   $5,959,530  $(4,941,546)
Weighted average number of common
  shares outstanding during the year 5,003,703    3,717,441    3,442,305
                                     ---------    ---------    ---------
Weighted average number of shares
  used in calculation of basic
  earnings per share                 5,003,703    3,717,441   3,442,305
                                     =========    =========   =========
Basic earnings per share            $     0.18    $    1.60   $   (1.44)
                                     =========    =========   =========
Diluted
-------
Net income/(loss) for diluted
  earnings per common share          $ 925,516   $5,959,530 $(4,941,546)
                                     =========   ========== ===========
Weighted average number of shares used
 in calculating basic earnings
 per common share                    5,003,703    3,717,441   3,442,305
 Add - common stock equivalents
 (determined using the "treasury
 stock" method)representing shares
 deemed outstanding from the assumed
 exercise of stock options reduced by the
 number of shares purchased with the proceeds
 (determined using average market price
 during the year)                      138,112            0           0
                                     ---------     ---------  ---------
Weighed average number of shares
 using in calculation of diluted
 earnings per share                  5,141,815     3,717,441  3,442,305
                                     =========     =========  =========
Diluted earnings per share           $    0.18     $    1.60    $ (1.44)
                                     =========     =========  =========